EXHIBIT 4.8




         WARRANT AGREEMENT (the "AGREEMENT"), dated as of June 17, 1997, by and between Empire of Carolina, Inc., a Delaware corporation (the "COMPANY"), on the one hand, and the holders from time to time of the warrants on the other (each, a "HOLDER", and collectively, the "HOLDERS").

         The Company has agreed to issue to the persons and in the amounts designated by HPA Associates, LLC, a Delaware limited liability company ("HPA"), warrants (the "OLD WARRANTS") to purchase up to an aggregate of 10,000,000 shares, subject to adjustment (the "WARRANT SHARES"), of Common Stock, par value $.10 per share, of the Company pursuant to a Securities Purchase Agreement dated as of May 5, 1997, as amended, among the Company, HPA and EMP Associates LLC, a Delaware limited liability company ("EMP").

         The parties hereto desire to restate the Old warrants in their entirety pursuant to Section 18 of the Old warrants and to replace the Old warrants by new warrants to be issued under this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein, the parties hereto agree as follows:

         1. Definitions. For the purposes of this Agreement, the following terms have the meanings indicated:

                  "Agreement" has the meaning ascribed to such term in the first paragraph of this Agreement.

                  "Applicable Price" means the higher of (a) the Current Market Price per share of Common Stock on the applicable record or other relevant date and (b) the Purchase Price.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "Closing Price" means, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading, or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.


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                  "Commission" means the Securities and Exchange Commission or any successor authority thereof.

                  "Common Stock" means the shares of Common Stock, par value $.10 per share, of the Company and any class or series of common stock of the Company authorized after the date of this Agreement, or any other class of stock resulting from successive changes or reclassifications of such Common Stock.

                  "Company" has the meaning ascribed to such term in the first paragraph of this Agreement.

                  "Current Market Price" shall be determined in accordance with
Section 5(e).

                  "Election to Purchase Shares" has the meaning ascribed to such term in Section 4(a).

                  "EMP" has the meaning ascribed to such term in the second paragraph of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exercise Date" has the meaning ascribed to such term in
Section 4(d).

                  "Expiration Date" means 5:00 P.M., New York City time, on May 6, 2003.

                  "Final Exercise Date" has the meaning ascribed to such term in
Section 11.

                  "Holder" has the meaning ascribed to such term in the first paragraph of this Agreement.

                  "HPA" has the meaning ascribed to such term in the first paragraph of this Agreement.

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation system.

                  "Person" means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Purchase Price" means $1.375 per Warrant Share, subject to adjustment as provided under Section 5.


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                  "Registration Expenses" means the expenses set forth in
Section 14(e).

                  "Registrable Securities" has the meaning ascribed to such term in Section 14(a).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Triggering Event" has the meaning ascribed to such term in
Section 11.

                  "Trigger Price" has the meaning ascribed to such term in
Section 11.

                  "Warrant" means the Old Warrants and the new warrants to be issued pursuant to this Agreement.

                  "Warrant Register" has the meaning ascribed to such term in
Section 3.

                  "Warrant Share" has the meaning ascribed to such term in the second paragraph of this Agreement.

         2. Issuance of Warrants; Form of Warrants. The form of the Warrants shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman, President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Warrants shall be dated as of the date of the execution thereof by the Company either upon initial issuance or upon division, exchange, including an exchange of the Old Warrants for any new warrant issued hereunder, substitution or transfer.

         3. Registration. The Warrants shall be numbered and shall be registered on the books of the Company (the "WARRANT REGISTER") as they are issued. The Warrant Register shall reflect and identify, at all times, the ownership of any interest in the Warrants. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be issued to the persons and in the amounts specified by HPA.


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         4. Exercise of Warrants.

                  (a) Exercise; Payment of Purchase Price. The Warrants may be exercised, in whole or in part, at any time or from time to time on or prior to the Expiration Date, by surrendering to the Company at its principal office the Warrants, with the form of Election to Purchase Shares attached thereto (the "ELECTION TO PURCHASE SHARES") duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form, in United States currency by wire transfer to an account designated by the Company or delivery of a certified check or bank check payable to the order of the Company.

                  (b) Delivery of Shares. As soon as practicable after surrender of the Warrants and receipt of payment, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock set forth in the Election to Purchase Shares, in such name or names as may be designated by such Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any.

                  (c) Partial Exercise. If a Warrant is exercised for less than all of the shares of Common Stock purchasable under the Warrant, the Company shall cancel the Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable thereunder.

                  (d) When Exercise Effective. The exercise of the Warrants shall be deemed to have been effective immediately prior to the close of business on the Business Day on which the Warrants are surrendered to and the Purchase Price is received by the Company as provided in this Section 4 (the "EXERCISE DATE"), and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Section 4(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date. If the last day for the exercise of the Warrants is not a Business Day, then such exercise may be made on the next succeeding Business Day.

         5. Adjustment of Purchase Price and Number of Shares. The Purchase Price, the Trigger Price and the number of shares of Common Stock issuable upon exercise of the Warrants shall be adjusted from time to time upon the occurrence of the following events:

                  (a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price and the Trigger Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification,

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and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date.

                  (b) Issuance of Rights to Purchase Common Stock Below Current Market Price or Purchase Price. If the Company shall, at any time or from time to time, fix a record date for the issuance of rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share of Common Stock, or having a conversion price per share of Common Stock, if a security is convertible into Common Stock (determined in either such case by dividing (x) the total consideration payable to the Company upon exercise, conversion or exchange of such rights, warrants or other securities convertible into Common Stock by (y) the total number of shares of Common Stock covered by such rights, warrants or other securities convertible into Common Stock) lower than either the Current Market Price per share of Common Stock to be issued upon exercise of the Warrants on such record date (or, if an ex-dividend date has been established for such record date, on the day next preceding such ex-dividend date) or the Purchase Price, then the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Applicable Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company. Any such adjustment shall become effective immediately after the record date for such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. If such rights or warrants are not so issued, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date.


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                  (c) Certain Distributions. If the Company shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock for which adjustment is made under Section 5(a)) or subscription rights or warrants (excluding those referred to in Section 5(b)), the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the Current Market Price per share of Common Stock to be issued upon exercise of the Warrants on such record date (or, if an ex-dividend date has been established for such record date, on the next day preceding such ex-dividend date), less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, other property, subscription rights or warrants so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock to be issued upon exercise of the Warrants. Any such adjustment shall become effective immediately after the record date for such distribution. Such adjustments shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date.

                  (d) Issuance of Common Stock Below Current Market Price or Purchase Price. If the Company shall after the date hereof, directly or indirectly, sell or issue shares of Common Stock (regardless of whether originally issued or from the Company's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares issued (i) in any of the transactions described in Sections 5(a), (b) and (c), (ii) upon exercise of the Warrants, (iii) upon the exercise or conversion of options, warrants or any other securities convertible into or exchangeable for shares of Common Stock outstanding as of the date hereof, and (iv) to the Company's employees, independent contractors or directors under bona fide benefit plans approved or adopted by the Company's Board of Directors, if such shares would otherwise be included in this Section 5(d)) at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than either the Current Market Price per share of Common Stock to be issued upon exercise of the Warrants or the Purchase Price immediately prior to such sale or issuance, then the Purchase Price shall be reduced to a price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received

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(determined as provided below) for such sale or issuance would purchase at the
Applicable Price and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Company therefor shall be deemed to be the consideration actually received or receivable by the Company (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Company for the shares of Common Stock covered thereby. If the Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" received or receivable by or payable to the Company for purposes of the first sentence and the immediately preceding sentence of this
Section 5(d), the fair value of such property shall be determined in good faith by the Board of Directors of the Company. The determination of whether any adjustment is required under this Section 5(d) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance of shares of Common Stock upon the exercise of such rights to subscribe or purchase. Any such adjustment shall become effective immediately after the record date of such issuance or sale. Such adjustment shall be made successively whenever any event listed above shall occur. In the event that such issuance or sale of shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, at a price below the Current Market Price or the Purchase Price, is not made, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date.

                  (e) Determination of Current Market Price. For the purpose of any computation under paragraph (b), (c) or (d) of this Section 5 or any other provision of this Agreement, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 trading days before such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by a committee of disinterested members of the Board of Directors of the Company based on a written opinion of an independent investment banking firm of nationally recognized stature.

                  (f) De Minimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than $.02, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next

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subsequent adjustment that, together with any adjustment so carried forward, would result in a change in the Purchase Price of $.05 per share. If the Company shall, at any time or from time to time, issue Common Stock by way of dividends on any stock of the Company or subdivide or combine the outstanding shares of the Common Stock, such amounts of $.02 and $.05 (as theretofore increased or decreased, if such amounts shall have been adjusted in accordance with the provisions of this clause) shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as appropriately to reflect the same. Notwithstanding the provisions of the first sentence of this Section 5(f), any adjustment postponed pursuant to this Section 5(f) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this Section 5(f), have required such adjustment, (ii) an Exercise Date or (iii) the Expiration Date.

                  (g) Adjustments to Other Shares. In the event that at any time, as a result of an adjustment made pursuant to Section 5(a), any Holder shall become entitled to receive, upon exercise of the Warrants, any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Section 5(a), (b), (c) and (d), inclusive, and the provisions of Sections 4, 6, 7, 8 and 9 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

                  (h) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Section 5(a), (b), (c) or (d), the Warrants shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by the Warrants immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         6. Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holders will thereafter be entitled to receive, upon the exercise of the Warrants in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of the Warrants if the Warrants had been exercised immediately prior to such reorganization, reclassification, consolidation,

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merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of the Warrants.

         7. Certificate as to Adjustments. Whenever the Purchase Price and the number of shares of Common Stock issuable, or the securities or other property deliverable, upon the exercise of the Warrants shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holders, in accordance with Section 20, in the form of a certificate signed by the Chairman, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted Purchase Price, the number of shares of Common Stock issuable, or the securities or other property deliverable, upon exercise of the Warrants calculated to the nearest cent or the nearest one one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

         8. Fractional Shares. Notwithstanding any adjustment pursuant to
Section 5(h) in the number of shares of Common Stock covered by the Warrants or any other provision of this Agreement, the Company shall not be required to issue fractions of shares upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holders, at the time of exercise of the Warrants as herein provided, of an amount in cash equal to such fraction multiplied by the greater of the Current Market Price of a share of Common Stock on the Exercise Date and the Purchase Price.

         9. Notice of Proposed Actions. In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regularly scheduled cash dividend),
(b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of the Warrants, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to take any other action that would require a vote of the Company's stockholders, then, in each such case, the Company shall give to the Holders, in accordance with
Section 20, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such stock dividend, distribution of rights or warrants or vote of the stockholders of the Company, or if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend,

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distribution of rights or warrants, or vote is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least ten (10) Business Days prior to the applicable record, determination or effective date specified in such notice.

         10. No Dilution or Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, (b) shall at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of the Warrants, and (c) shall take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

         11. Mandatory Exercise. Notwithstanding the provisions of Section 4, if, at any time after May 6, 2000, the Closing Price of shares of Common Stock for a period of not less than thirty (30) consecutive trading days is equal to or greater than the following "Trigger Prices" (subject to adjustment as set forth in Section 5(a)) for any of the following periods:

                        Period                       Trigger Price

           May 7, 2000 to May 6, 2001                    $6.25
           May 7, 2001 to May 6, 2002                    $7.75
           May 7, 2002 to February 28, 2003              $9.25

(each such event being referred to herein as the "TRIGGERING EVENT"), the Company may elect to cancel all Warrants that have not been exercised pursuant to Section 4 and that remain outstanding on or prior to the date that is 45 days from the Triggering Event (the "FINAL EXERCISE DATE"), without compensation to the Holders for their loss. To invoke such mandatory exercise mechanism, the Company shall provide written notice to each Holder of Warrants, which notice shall be mailed no later than the 35th day before the Final Exercise Date, by registered mail, return receipt requested, which notice shall (i) state that a Triggering Event has occurred and inform the Holders of Warrants that the Company has elected to cancel all Warrants that have not been exercised on or prior to the Final Exercise Date, (ii) set forth the Purchase Price then in effect and the number of shares of Common Stock that may be purchased upon exercise of the Warrants and (iii) inform the Holders that

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all Warrants that have not been exercised in compliance with Section 4 by the close of business on the Final Exercise Date shall automatically be canceled in accordance with this Section 11 and that all rights of the Holders of such Warrants as holders will cease with respect to such Warrants at such time. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such mandatory exercise except as to a Holder (a) to whom notice was not mailed or (b) whose notice was defective. Effective at 5:00 P.M. (New York City time) on the Final Exercise Date, all Warrants then outstanding shall be canceled and the Holders thereof shall have no further rights thereunder. In connection herewith, the Company shall comply with all other notification requirements of any securities exchanges and other markets on which any securities of the Company are traded.

         12. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of a Holder stating the circumstances of the loss, theft, destruction or mutilation of any Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant) and of such bond and indemnification as the Company may reasonably require, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor.

         13. Divisibility of Warrants; Transfer.

                  (a) The Warrants may be divided into warrants of [one hundred] shares or multiples thereof, upon surrender at the principal office of the Company, without charges to the Holders. Upon such division, the Warrants may be transferred of record as the Holders may specify without charge to the Holders (other than any applicable transfer taxes). In addition, Holders shall also have the right to transfer the Warrants in their entirety to any Person.

                  (b) The term "Holder" as used herein shall also include any transferee of the Warrants whose name has been recorded by the Company in the Warrant Register. Subject to Section 14 hereof, each transferee of the Warrants acknowledges that the Warrants have not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

                  (c) Upon surrender for registration of transfer or exchange of the Warrants together with a properly completed and executed Form of Assignment attached thereto and all documents required to be provided by the Form of Assignment, at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees upon partial exercises return balance. Partial exercise of any Warrant issued hereunder shall be subject to Section 4(d).

         14. Registration Rights. The Holders of the Warrants and of the Warrant Shares shall be entitled to the following registration rights:

                  (a) Shelf Registration. Within 180 days from the Closing Date, the Company shall cause to be filed a registration statement (a "SHELF REGISTRATION") on Form S-3 or any other appropriate form under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the Commission and permitting (i) sales of Warrants, both in ordinary course brokerage or dealer transactions or in any other transfer for consideration not involving an underwritten public offering, and (ii) the sale of Warrant Shares (together, the "REGISTRABLE SECURITIES") (and in both cases shall register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws, if any, as would be required pursuant to paragraph (d)(ii) hereof). In addition, shares of Common Stock ("HPA PARTY COMMON STOCK") that are acquired upon the exercise of Warrants by HPA, Charles S. Holmes or James J. Pinto, or any direct or indirect transferee of Warrants from any of them in transactions not involving a public offering (an "HPA PERSON"), shall constitute Registrable Securities and, subject to paragraph (c) below, shall be registered as part of the Shelf Registration promptly upon such party's request. Prior to the filing of the Shelf Registration or any supplement or amendment thereto, the Company will furnish copies of the Shelf Registration or such amendment to one counsel designated by HPA, and will not file the Shelf Registration or such amendment without the prior consent of such counsel, which consent shall not be unreasonably withheld. The Company shall use its reasonable efforts to (1) cause the Shelf Registration to be declared effective by the Commission as soon as practicable after its filing with the Commission and (2) keep the Shelf Registration continuously effective, subject to paragraph (c) below. The Company shall, if necessary, supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations thereunder or as may reasonably be requested by HPA. The Company shall pay all Registration Expenses incurred in connection with the Shelf Registration.

                  (b) Piggyback Registration. At any time prior to May 6, 2000 (or, with respect to the HPA Party Common Stock, so long as shares of HPA Party Common Stock are held by an HPA Party who is an affiliate of the Company for purposes of Rule 144 (as defined below)), whenever the Company proposes to file a registration statement under the Securities Act with respect to an underwritten public offering of Common Stock by the Company for its own account or for the account of any other holder of Common Stock, the Company shall give written notice (the "OFFERING NOTICE") of such proposed filing to each Holder of at least 100,000 Warrants at least 30 days before the anticipated filing date. Such Offering Notice shall offer all such Holders the opportunity to register such number of Warrants or HPA Party Common Stock as each such Holder may request in writing, which request for registration (each, a "PIGGYBACK REGISTRATION") must be received by the Company within 15 days after the Offering Notice is given. The Company shall use all reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holders of the Registrable Securities requested to be included in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of a proposed underwritten offering advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable Securities that can be sold in such offering without adversely affecting the market for the Company's securities or the price that may be obtained in such offering, the Company will include in such registration the number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the market for the Company's common stock or the price to be received in such offering. In such event, the number of Registrable Securities, if any, to be offered for the accounts of Holders shall be reduced pro rata on the basis of the relative number of any Registrable Securities requested by each such Holder to be included in such registration to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such managing underwriter or underwriters, provided that if any other Person has rights to a Piggyback Registration with respect to the same underwritten public offering, the rights of the Holders to sell their securities together with such other Persons holding Piggyback Rights shall be cut back proportionately (in relation to the number of shares that each Person so participating in the Piggyback Registration has requested to be included compared to the number of all shares with respect to which inclusion has been properly requested (with Warrants to be considered shares for the purposes of this calculation)), except to the extent that the instrument providing for such other Piggyback Rights specifically provides that the rights held by such other Person either take precedence over or shall be subordinated to the Piggyback Rights held by the Holders hereunder. The Company shall pay all Registration Expenses incurred in connection with any Piggyback Registration.

                  (c) Termination of Registration Rights; Provision of Rule 144 Information. As used in this section "affiliate" has the meaning given to it in Rule 144 under the Securities Act ("RULE 144"). The registration rights provided hereunder shall continue so long as any Warrants remain outstanding and shall then terminate (except in the case of HPA Party Common Stock), provided that (i) the Company shall be entitled to remove from registration under paragraph (a) Warrants held by Persons (other than HPA Persons who are affiliates of the Company) who have acquired such Warrants for consideration pursuant to a transaction covered by the registration provided by paragraph (a), and (ii) at any time after two years after the date of the issuance of the Warrants, so long as the Warrants are freely tradable under Rule 144 in the hands of Persons who are not affiliates of the Company, (A) the Company shall be entitled to remove Warrants held by non-affiliates from registration under paragraph (a) and, (B) if no HPA Person remains an affiliate of the Company, or no HPA Person who is an affiliate of the Company owns more than 1% of the then outstanding Warrants, registration of the Warrants under paragraph (a) shall no longer be required. Registration may terminate with respect to HPA Party Common Stock when, and to the extent that, no HPA Person who remains an affiliate of the Company owns more than 1% of the then outstanding shares of Common Stock.

         For a period of at least two years, and continuing while any HPA Person remains an affiliate of the Company and continues to hold Warrants or HPA Party Common Stock, the Company shall be required (i) to file such reports under the Exchange Act, or otherwise make publicly available such information, as may be required by section (c) of Rule 144 in order for sales to be permitted under the provisions of Rule 144 and (ii) to provide confirmation of such filing or availability upon request to any Holder or HPA Person who seeks to rely upon Rule 144 (other than section (k) thereof) in the sale of Warrants or HPA Party Common Stock.

                  (d) Registration Procedures. Whenever Registrable Securities are to be registered pursuant hereto, the Company shall use its best efforts to effect the registration of Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as practicable and, in connection with any such request, the Company shall as expeditiously as possible:

                           (i)              furnish to each seller of
Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (ii)             if required, use best efforts to
register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller reasonably requests in writing and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or by-laws that the Board of Directors of the Company determines in good faith to be contrary to the best interest of the Company and its stockholders;

                           (iii)            use best efforts to cause the
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                           (iv)             notify each seller of such
Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, in the use of a Piggyback Registration, that prior to the filing of such supplement or amendment, the Company will furnish copies thereof to the Holders whose shares or Warrants are included in such registration, any underwriters and counsel for such Holders, and will not file such supplement or amendment without the prior consent of such counsel, which consent shall not be unreasonably withheld;

                           (v)              enter into customary agreements
(including an underwriting agreement in customary form) if the offering is an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                           (vi)             make available for inspection by any
seller of Registrable Securities and any attorney, accountant or other agent retained by any such seller (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as are reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, employees and agents to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is, in the reasonable judgment of any Inspector, necessary to avoid or correct a misstatement or omission of a material fact in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or governmental agency of competent jurisdiction or required (in the written opinion of counsel to such Holder or underwriter, which counsel shall be reasonably acceptable to the Company) pursuant to applicable state or federal law. Each seller of Registrable Securities shall be required to agree, however, that it will, upon learning that disclosure of such Records are sought by a court or governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                           (vii)            if such sale is pursuant to an
underwritten offering, use reasonable efforts to obtain a "cold comfort" letter and updates thereof from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter or underwriters reasonably request; and

                           (viii)           otherwise use its best efforts to
comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         Provided that the applicable listing requirements continue to be satisfied, the Company shall use its best efforts to maintain the listing of the Common Stock on the American Stock Exchange or, if such stock is delisted from the American Stock Exchange, to provide for the listing of the Common Stock on NASDAQ/NMS; and provided that such a listing continues to be in effect, the Company shall cause any Common Stock received upon the exercise of the Warrants to be listed on the applicable market. In the case of the Warrants, if (i) at least 500,000 Warrants have been sold pursuant to one or more Piggyback Registrations or (ii) Holders of at least 20% of the then outstanding Warrants request the Company to make a determination whether the public distribution and float of the Warrants will qualify for such a listing and the Company determines that the applicable standards have been met, the Company shall use its best efforts to cause the Warrants to be registered under the Exchange Act and to be listed for trading on each securities market, if any, on which the Common Stock is then listed or, with the consent of the Company (which shall not be unreasonably withheld), on any other United States securities exchange that is registered under the Exchange Act or over-the-counter market that is maintained by the National Association of Securities Dealers, Inc.

         The Company may require each seller or prospective seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement.

         Upon receipt of any notice from the Company of the happening of any event of the kind described in clause (iv), each holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by this clause (iv) and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company gives any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to clause (iv) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated in clause (iv). Notwithstanding anything to the contrary set forth above in this paragraph, the Company may not require the holders of Registrable Securities to discontinue disposition of Registrable Securities for purposes of effecting a public offering of any securities of the Company by any of its securityholders (other than an offering made pursuant to a registration on Form S-8). Notwithstanding the foregoing, if the Company furnishes to the Holders a certificate signed by the Chief Financial Officer of the Company stating that (i) in the good faith judgment of the Board of Directors of the Company it would be significantly disadvantageous to the Company and its stockholders for any such Shelf Registration to be amended or supplemented and (ii) the need for such an amendment or supplement is not caused by a proposed secondary public offering of securities of the Company by any of its securityholders (other than an offering made pursuant to a registration on Form S-8), the Company may defer such amending or supplementing of such Shelf Registration for not more than 45 days and in such event the Holders shall be required to discontinue disposition of any Registrable Securities covered by such Shelf Registration during such period. Notwithstanding the foregoing, in connection with any amendment or supplement required to reflect a public offering of securities by the Company, the Company shall file such amendment or supplement no later than the same day that it files a registration statement relating to such offering and shall provide written notice of the filing of such amendment or supplement to the holders of Registrable Securities promptly following such filing.

                  (e) Registration Expenses. The Company shall pay all expenses incident to its performance of or compliance with this Agreement, regardless of whether such registration becomes effective including, without limitation, (a) all Commission, stock exchange or market and National Association of Securities Dealers, Inc. registration and filing fees, (b) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and disbursements of the Company's independent public accountants and counsel, (e) all fees and expenses of any special experts retained by the Company in connection with any Piggyback Registration pursuant to the terms of this Agreement, and (f) the fees and disbursements of one counsel retained collectively by the Holders for a registration; provided, however, that the Company shall not pay the costs and expenses of any counsel, accountants or other representatives retained by the Holders, individually or in the aggregate.

                  (f) Indemnification; Contribution.

                           (1)      Indemnification by the Company.  The Company
shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and agents and each Person, if any, who controls such Holder (within the meaning of the Securities Act) (it being understood that, for these purposes, an HPA Person who is an affiliate of the Company shall be considered a Holder in respect of HPA Party Common Stock), against any and all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the prospectus or any supplements thereto after the Company has furnished such

Holder with a sufficient number of copies of the same or by the delivery of prospectuses by such Holder after the Company notified such Holder in writing to discontinue delivery of prospectuses. The Company also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the Holders.

                           (2)      Indemnification by Holders.  In connection
with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its officers, directors and agents and each Person, if any, who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission is contained in or improperly omitted from, as the case may be, any information or affidavit with respect to such Holder so furnished in writing by such Holder. Each Holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities
Act) to the same extent as provided above with respect to the indemnification of the Company.

                           (3)      Conduct of Indemnification Proceedings.  Any
party that proposes to assert the right to be indemnified hereunder shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties hereunder, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors; provided, further, that no indemnifying party, in the defense of any such action, shall, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such action against the indemnified party. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (a) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (b) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(c) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (d) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

                           (4)      Contribution.  If the indemnification
provided for herein from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (3) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         If indemnification is available hereunder, the indemnifying parties shall indemnify each indemnified party to the full extent provided in subparagraphs (1) and (2) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

         15. Warrant Certificates to Bear Legend. Each Warrant and each stock certificate for the Warrant Shares shall (and each Warrant or stock certificate issued upon direct or indirect transfer or in substitution for any Warrant or any Warrant Share pursuant to Sections 12 and 13 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND May NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

         16. No Rights or Liability as a Stockholder. The Warrants do not entitle the Holders thereof to any voting rights or other rights as a stockholder of the Company. No provisions in this Agreement or the Warrants, in the absence of affirmative action by the Holders thereof to purchase Common Stock, and no enumeration herein and therein of the rights or privileges of the Holders shall give rise to any liability of such Holders as stockholders of the Company.

         17. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon exercise of the Warrants, as provided herein, the maximum number of shares of Common Stock that may be issuable or deliverable upon such exercise. Such shares shall, when issued or delivered in accordance with the Warrants, be duly and validly issued and fully paid and non-assessable. The Company shall issue such shares in accordance with the provisions of the Warrants, and shall otherwise comply with the terms thereof.

         18. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of the Warrants shall be made without charge to the Holders thereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company.

         19. Amendment or Waiver. This Agreement and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holders of 75% of the Warrants given in writing upon at least 20 days' notice or at a meeting called for the purpose in accordance with the By-laws of the Company applicable to meetings of stockholders. This Agreement and any term hereof may be amended, waived, discharged or terminated without the written consent of the Holders to (i) cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provisions herein, or to (ii) add to the covenants of the Company or add any other provision for the benefit of the Holders; provided, however, that any action pursuant to (i) and (ii) above shall not adversely affect the interest of the Holders in any respect.

         20. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail or certified first class mail, return receipt requested, telecopier, courier service or personal delivery to each Holder at its address as it appears in the Warrant Register and to the Company at:

                  EMPIRE OF CAROLINA, INC.
                  5150 Linton Blvd.
                  Delray Beach, FL  33484
                  Telecopier No.:  (561) 498-0722
                  Attention:  Steve Geller, Chairman and Chief Executive Officer
                              Lawrence Geller, General Counsel

All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         21. Effect of Failure to Notify. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

         22. Appointment of Agent. The Company/Holders representing not less than a majority of the outstanding Warrants may at any time appoint an agent to take any and all actions under this Agreement as instructed by Holders representing not less than a majority of the outstanding Warrants (subject to Section 19), which instructions shall be binding upon all Holders. The Company may be appointed to act as agent pursuant to this Section 22.


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         23. Certain Remedies. The Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holders may be entitled at law or in equity.

         24. Consent. The terms of the Warrants to be issued hereunder and the effectiveness of this Agreement shall be subject in all respects to the specific written consent of HPA and EMP.

         25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law of such State.

         26. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                   EMPIRE OF CAROLINA, INC.



                                   By: /s/ Lawrence Geller
                                       -----------------------------------------
                                       Name:  Lawrence Geller
                                       Title: Vice-President and General Counsel

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                                                  EXHIBIT A TO WARRANT AGREEMENT




                         [FORM OF WARRANT CERTIFICATE]

                                  May 6, 1997

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


No. __                                        Warrant to Purchase _______
                                                   Shares of Common Stock

                            EMPIRE OF CAROLINA, INC.

                         COMMON STOCK PURCHASE WARRANT

                        Void after 5 p.m. on May 6, 2003


         EMPIRE OF CAROLINA, INC., a Delaware corporation (the "COMPANY"), hereby certifies that for value received, ___________________, a __________________, or successors and assigns (the "HOLDER") is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of _____________ fully paid and nonassessable shares of Common Stock (as hereinafter defined) of the Company, at an exercise price of $1.375 per share subject to adjustment as provided herein (the "PURCHASE PRICE"), at any time or from time to time prior to 5:00 P.M., New York City time, on May 6, 2003 (the "EXPIRATION DATE").

         Payment of the Purchase Price may be made in United States currency by wire transfer to an account designated by the Company or delivery of a certified check or bank check payable to the order of the Company. On the Expiration Date, the Warrants evidenced by this Warrant certificate not theretofore exercised shall become null and void, and all rights of the Holder hereof shall cease. As provided in the Warrant Agreement referred to below, the Purchase Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant certificate are, upon the happening of certain events, subject to modification and adjustment.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement, dated as of ____________ __, 1997 (the "WARRANT AGREEMENT"), between the Company and
______________________, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company. The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

         The Holders of the Warrants are entitled to certain registration rights with respect to the Warrants and the shares of Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in the Warrant Agreement.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made as provided in the Warrant Agreement.

         No Holder shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon such Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or, to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

         IN WITNESS WHEREOF, Empire of Carolina, Inc. has caused its Chairman, President or Vice President and its Secretary or one of its Assistant Secretaries to execute this Warrant Certificate (or such officers' facsimile signatures to be printed hereon) and has caused its corporate seal (or facsimile thereof) to be printed hereon.

Dated:

                                                     EMPIRE OF CAROLINA, INC.



[SEAL]                                      By:
                                                             Name:
                                                             Title:

Attest:


By:
                    Name:
                    Title:

                      FORM OF ELECTION TO PURCHASE SHARES
                   [To Be Executed upon Exercise of Warrant]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to receive ______ shares of Common Stock and herewith tenders payment for such shares to the order of Empire of Carolina, Inc. in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________________, whose address is __________________________
_________________ and that such shares be delivered to __________________ whose address is ____________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of ____________________________, whose address is _________________________________ _______________________________, and that such
Warrant be delivered to _____________, whose address is ________________________
_____________________________________.

                                                     Signature:
Date:

                                                     Signature Guaranteed:

                                ASSIGNMENT FORM


To assign this Warrant, fill in the form below:
I or we assign and transfer this Warrant to:






             (Print or type assignee's name, address and zip code)


                 (Insert assignee's soc. sec. or tax I.D. No.)


Date:                                             Your Signature*:

Signature Guarantee:
                               (Signature must be guaranteed by a participant in [a recognized signature guarantee medallion program or] bank or trust company)


(*) Sign exactly as your name appears on this Warrant.

                        CERTIFICATE TO BE DELIVERED UPON
                      EXCHANGE OR REGISTRATION OF WARRANTS


This certificate relates to ________ Warrants held in (check applicable space) ____ book-entry or ____ certificated form by the undersigned.

In connection with any transfer or exchange of any of the Warrants evidenced by this certificate, the undersigned confirms that such Warrants are being:

CHECK ONE BOX BELOW:

         (1)      |_|      acquired for the undersigned's own account, without
                           transfer; or

         (2)      |_|      transferred to the Company; or

         (3)      |_|      transferred pursuant to and in compliance with Rule
                           144A or in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities
                           Act"); or

         (4)      |_|      transferred to an institutional "accredited investor"
                           (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Company a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Administrators); or

         (5)      |_|      transferred pursuant to another available exemption
                           from the registration requirements of the Securities
                           Act; or

         (6)      |_|      transferred pursuant to an effective registration
                           statement.

Unless one of the boxes is checked, the Company shall refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that (i) if box (1) is checked and the Warrants are being acquired prior to registration under the securities laws, or (ii) if box (3), (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Capital Securities, in its sole discretion, such legal opinions, certifications and other information as is reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act; provided, further, that if box 3 is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A of the Securities Act.



                                                     Signature:


Signature Guarantee:






(Signature must be guaranteed by a participant in a [signature guarantee medallion program or] bank or trust company)

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